Exhibit 15
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                                                       May 3, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Commissioners:

We are aware that our report dated May 3, 2005 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.'s 333-83551
and 333-99979).

Yours very truly,

PricewaterhouseCoopers LLP